As filed with the Securities and Exchange Commission on August ___, 1996.

                                    Registration No. 333-________
          ____________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
          ____________________________________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

         _____________________________________________

                     ATC ENVIRONMENTAL INC.
       (Exact Name of Issuer as specified in its Charter)

          Delaware                                 46-0399408
(State of other Jurisdiction                  (I.R.S. Employer
Incorporation or Organization)                Identification No.)

     104 East 25th Street, 10th Floor, New York, NY  10010
      (Address of Principal Executive Offices) (Zip Code)
        _______________________________________________

                     ATC ENVIRONMENTAL INC.
      1993 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

                   (Full title of the Plans)
         ______________________________________________

                   Morry F. Rubin, President
                104 East 25th Street, 10th Floor
                       New York, NY  10010
                         (212) 353-8280
       (Name, address, including zip code, and telephone
       number, including area code, of agent for service)
         ______________________________________________

                Copies of all communications to:
                       Steven Morse, Esq.
                       Lester Morse P.C.
                 111 Great Neck Road, Suite 420
                     Great Neck, NY  11021

       Pursuant   to   Rule  429,  this  Registration   Statement
constitutes a Post-Effective Amendment to the Registrant's Form S-8 Registration Statement, File No. 33-73578 which relates to 200,000 shares underlying the Registrant's 1993 Incentive and Non-Statutory Stock Option Plan.
PAGE

                     CALCULATION OF REGISTRATION FEE


                             Proposed   Proposed
  Title of                   Maximum    Maximum   Amount of
 Each Class                  Offering  Aggregate  Registra-
     of        Amount to be   Price     Offering   tion Fee
 Securities     Registered     Per     Price (3)     (3)
    to be                     Share
 Registered                    (3)
    (1)

Common, Stock    300,000    $ 13.000  $3,900,000  $  1,344.83
Par Value         (1)(2)
$.01 Per Share

Total                                 $3,900,000  $  1,344.83

______________
(1) The 1993 Incentive and Non-Statutory Stock Option Plan (the "1993 Plan") originally authorized the granting of Incentive and Non-Statutory Stock Options to purchase an aggregate of 200,000 shares of Common Stock. In December 1993, a Form S-8 Registration Statement, File No. 33-73578 was filed with the Securities and Exchange Commission registering the 200,000 shares underlying the 1993 Plan. In 1995, the Board of Directors and Stockholders of the Registrant approved a 300,000 share increase in the 1993 Plan. This Registration Statement, which acts as a Post-Effective Amendment to File No. 33-73578, registers the additional 300,000 shares under the 1993 Plan for exercise and the resale of such shares by non-affiliated persons to the public as Selling Security Holders.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Incentive and Non-Statutory Stock Option Plan.

(3)  Estimated   solely  for  the  purpose  of  calculating   the
     registration fee and based on no less than the average of the closing high bid and low asked price of the Company's
     Common Stock on NASDAQ on August 16, 1996.

                                2
PAGE

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          -----------------------------------------------

          Incorporated hereby by reference and made a part hereof is the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996, Form 8-K dated May 24, 1996, as amended, and Form 10-Q for the quarter ended May 31, 1996, as and if amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act"), Form 8-A which was declared effective by the Securities and Exchange Commission registering the Company's Common Stock under Section 12 of the Exchange Act and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing  of  a post-effective amendment which indicates  that  all securities  offered  have  been sold  or  which  deregisters  all
securities  then  remaining  unsold,  shall  be  deemed   to   be
incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL
          -------------------------------------

      The legality of the securities being registered by this Registration Statement is being passed upon by Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021, counsel to the Company. Members of Lester Morse's family own less than 1% of the issued and outstanding shares of the Company's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

Limitation of Directors' Liability.
- -----------------------------------

      The Company's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for

                                3
PAGE
breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

Indemnification.
- ----------------

      The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Article IX of the Company's By-Laws provides that the officers and directors of the Company shall be entitled to indemnification to the maximum extent permitted by Delaware law.

                                4
PAGE

     The Company has entered into indemnification agreements with its officers and directors (the "Indemnitee") wherein the Company has agreed to hold such officers and directors harmless and to indemnify each person from and against any and all judgments, fines, amounts paid in settlements and expenses, including attorneys' fees, incurred as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or as a result of or in connection with any appeal therein, whether or not such action, suit proceeding is by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves in any capacity at the request of the Company, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or as a result of or by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Company, or is or was serving or at any time services such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, whether arising out of any breach of Indemnitee's fiduciary duty, under any state or federal law or otherwise as a director or officer of the Company or as a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, however, that no indemnity pursuant to the indemnification agreements shall be paid by the Company (1) except to the extent the aggregate of losses to be indemnified exceeds the amount of such losses for which Indemnitee is actually paid pursuant to any insurance purchased and maintained by the Company for the benefit of Indemnitee; (2) if judgment or other final adjudication established that the Indemnitee's acts were committed in bad faith or were the result of dishonesty so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled; or (3) if a final judgment by a court having jurisdiction in the matter or the Court of Chancery shall determine that Indemnitee is not entitled to such indemnification.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------
          Not applicable.


                                5
PAGE

Item 8.   EXHIBITS
          --------

          The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration
Statement.

          Exhibit No.                   Document
          -----------                   --------
              5               Opinion of Lester Morse
                              P.C. re legality of shares of
                              Common Stock being registered.*

             23.1             Consent of Deloitte & Touche LLP*

             23.2             Consent of Coopers & Lybrand L.L.P.*

             23.3             Consent of Lester Morse P.C.
                              (Included in Exhibit 5.)*

             99.1             1993  Incentive and Non-Statutory
                              Stock Option Plan of Registrant.
                              (Incorporated by reference to Exhibit
                              28.1 contained in the Registrant's
                              Form  S-8  Registration Statement, File
                              No. 33-73578.)

             99.2             1995 Amendment to 1993 Stock Option Plan.*
_______________
*Filed herewith

Item 9.   UNDERTAKINGS
          ------------

A.   To Update Annually
     ------------------

           The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of Regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which

                                6
PAGE
remain unsold at the termination of the offering.


B.   Incorporation of Subsequent Securities
     Exchange Act of 1934 Documents by Reference
     -------------------------------------------

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Indemnification of Officers and Directors
     -----------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                7
PAGE

      Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                     Titles                  Date
         ----------                     ------                  ----

      /s/ George Rubin       Chairman of the Board,          August 16,
      -----------------      Secretary and Director             1996
        George Rubin

     /s/ Morry F. Rubin      President, Chief Executive      August 16,
     ------------------      Officer, Treasurer and             1996
       Morry F. Rubin        Director

    /s/ Richard L. Pruitt    Vice President, Principal       August 16,
    ---------------------    Accounting Officer and             1996
     Richard L. Pruitt       Director

      /s/ Wayne Crosby       Chief Financial Officer         August 16,
      ----------------                                          1996
        Wayne Crosby

  /s/ Richard S. Greenberg   Director                        August 16,
  ------------------------                                      1996
    Richard S. Greenberg


    /s/ Julia S. Heckman     Director                        August 16,
    --------------------                                        1996
      Julia S. Heckman



                                A-2
PAGE

                               EXHIBIT 5

                    OPINION OF LESTER MORSE P.C.
      RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED
                         LESTER MORSE P.C.
                   111 Great Neck Road, Suite 420
                        Great Neck, NY 11021
                      Telephone (516) 487-1446
                     Telecopier (516) 487-1452
  Exhibit 5

  ATC Environmental Inc.                           August 13, 1996
  104 East 25th Street, 10th Floor
  New York, NY  10010

  Re:  Registration Statement on Form S-8
       of ATC Environmental Inc.
       ----------------------------------

  Gentlemen:

        You have requested our opinion as counsel for ATC Environmental, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.01 per share, of the Company which may be issued pursuant to the exercise of options granted or to be granted under the Company's 1993 Incentive and Non-Statutory Stock Option Plan (the "Plan").

        We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

        Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Company in accordance with the terms of the Plan, upon exercise of options properly granted or to be granted under such Plan, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of such Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                     Very truly yours,

                                     LESTER MORSE P.C.

                                     Steven Morse
                                A-4
PAGE

                            EXHIBIT 23.1

                    CONSENT OF DELOITTE & TOUCHE  LLP



                                A-5
PAGE

  INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement ATC Environmental Inc. on Form S-8 of our report dated May 6, 1996 (May 28, 1996 as to Note M) appearing in the Annual Report on Form 10-K, as amended, of ATC Environmental Inc. for the year ended February 29, 1996, and our report dated April 26, 1996 on financial statements of 3D Information Services appearing on Form 8-K dated May 24, 1996, as amended, incorporated by reference herein.

  Deloitte & Touche LLP

  Omaha, Nebraska
  August 16, 1996

                                A-6
PAGE

                            EXHIBIT 23.2

                 CONSENT OF COOPERS AND LYBRAND  L.L.P



                                A-7
PAGE

  Consent of Independent Accountants

  We consent to the incorporation by reference in this Registration Statement of ATC Environmental, Inc. (ATC) on Form S-8 (File No. 333-0000) of our report dated March 15, 1996 (May 23, 1996 as to Notes 1 and 5) on our audits of the consolidated financial statements of American Testing and Engineering Corporation as of December 31, 1995 and 1994, and for the years then ended, and of our report dated March 31, 1995 (May 4, 1995 as to Note 4), on our audits of the consolidated financial statements of American Testing and Engineering Corporation as of December 31, 1994 and 1993 and September 30, 1993 and for the year ended December 31, 1994, the three months ended December 31, 1993, and the year ended September 30, 1993, incorporated by reference herein to ATC's report on Form 8-K dated May 24, 1996, as amended.


  Coopers & Lybrand L.L.P.

  Indianapolis, Indiana
  August 16, 1996

                                A-8
PAGE

                          EXHIBIT 99.2

               AMENDMENT TO 1993 STOCK OPTION PLAN


                                A-9
PAGE

                AMENDMENT TO 1993 STOCK OPTION PLAN


       Section 3 of the 1993 Incentive and Non-Statutory Stock
  Option Plan is amended to read as follows:

       3.   Stock Subject to Plan.
            ----------------------

       Subject to the provisions of paragraph 12 hereof, there shall be reserved for issuance or transfer upon the exercise of Options to be granted from time to time Under the Plan an aggregate of 500,000 shares of Common Stock, which shares may be in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Stock which shall have been reacquired by the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.